As filed with the SEC on March 24, 1999        SEC Registration No. 333-71659
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 2 TO
                                    FORM SB-2
                  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               4 Brandon - I, Inc.
                             (Name of small business
                             issuer in our charter)

     Florida                                          6770
              [applied for]
(State or jurisdiction of            (Primary Standard Industrial
(I.R.S. Employer
incorporation or organization                  Classification Code Number)
Identification  No.)

                     2503 W. Gardner Ct. Tampa FL 33611 (813) 831-9348
               (Address and telephone number of principal executive offices)

                     2503 W. Gardner Ct. Tampa FL 33611 (813) 831-9348
(Address of Principal place of business or intended principal place of business)

        Michael T. Williams, 2503 W. Gardner Ct. Tampa FL 33611 (813) 831-9348
                 (Name, address, and telephone number of agent for service)

    Approximate date of proposed sale to the public as soon as practicable after the effective date of this registration statement and Prospectus.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become closing in accordance with Section 8(a) of the securities Act of 1933 or until the registration statement shall become closing on such date as the Commission, acting under said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

Title of Each Class of  Amount            Proposed      Amount of
securities Being        Being             Maximum       Maximum     Registration
Registered              Registered        offering      Aggregate   Fee
                                          offering

shares of common stock    100,000           $0.05        $5,000          $100.00

TOTAL                     100,000                        $5,000          $100.00

Estimated for purposes of computing the registration fee under Rule 457.


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                       INITIAL PUBLIC OFFERING PROSPECTUS

                               4 Brandon - I, Inc.
            100,000 shares of common stock offered at $0.05 per share

    We are offering for sale 100,000 shares of common stock, $.05 par value per share, at a purchase price of $0.05 per share. The shares shall be sold exclusively by us on a best-efforts for a period of ninety days, which may be extended an additional ninety days. This offering will be conducted directly by us without the use of a professional underwriter or securities dealer. There is no minimum offering.

    Our offering is being made in compliance with rule 419 of SEC Regulation C, under which the offering proceeds and the securities to be issued to purchasers will be placed in an escrow account until the offering has been reconfirmed by our shareholders and a business has been acquired in accordance with the provisions of such rule. Under SEC Rule 3a51-1(d) under the Exchange Act, the securities being offered hereto constitute penny stock, and as such, certain sales restrictions apply to these securities. Up to 80% of the offering may be purchased by officers, directors, our current shareholders and any of their affiliates or associates.

    No public market currently exists for our common stock. No public market may ever develop. Even if a market develops, you may not be able to sell your shares.

    This is a highly risky investment. We have described these risks under the caption "High Risk Factors" beginning on page *.

    None of the Securities and Exchange Commission, any state securities commission, or any other government agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              Offering Information
                                                 Per share      Total
       Initial public offering price..........      $.05      $5,000.00
      Underwriting discounts/commissions (1)        $.00          $ .00
      Estimated offering expenses (1).........      $.00          $ .00
       Net offering proceeds to 4 Brandon - I,      $.05      $5,000.00
                      Inc.......
    Note on following page

   This initial public offering prospectus is dated *.

(1) We are offering these shares ourselves without the use of a professional underwriter. We will not pay commissions on stock sales. Mr. Williams, our President, will pay all offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $10,000.



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

                                TABLE OF CONTENTS

LIMITED STATE REGISTRATION..............................................4
PROSPECTUS SUMMARY......................................................5
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419...................7
HIGH RISK FACTORS.......................................................9
   Anticipated Change in Control and Management.........................9
   No Acquisition Candidate Identified.................................10
   No Use of Consultants...............................................10
   No Access to Your Funds while Held In Escrow........................10
   Failure of Sufficient Number of Investors to Reconfirm Investment...10
   No Transfer of Escrowed Securities..................................10
   Unspecified Industry and Acquired Business; Unascertained Risks.....11
   Conflict of Interest - Management's Fiduciary Duties................11
   Possible Disadvantages of Blank Check Offering......................12
   Lack of Diversification.............................................12
   Regulation..........................................................12
   Taxation............................................................13
   Control by Present Management and Shareholders......................13
   Limitations on Share Resale.........................................13
   No Underwriter......................................................13
   Opting Out of Some Provisions of Florida Law........................13
DILUTION...............................................................14
USE OF PROCEEDS........................................................14
PROPOSED BUSINESS......................................................15
PLAN OF OPERATION......................................................20
RELATED PARTY TRANSACTIONS.............................................21
DESCRIPTION OF CAPITAL STOCK...........................................22
SHARES ELIGIBLE FOR FUTURE SALE........................................24
MANAGEMENT.............................................................25
PRINCIPAL SHAREHOLDER..................................................27
WHERE CAN YOU FIND MORE INFORMATION?...................................30
MARKET FOR OUR COMMON STOCK............................................28
REPORTS TO STOCKHOLDERS................................................28
PLAN OF DISTRIBUTION...................................................28
LEGAL PROCEEDINGS......................................................31
LEGAL MATTERS..........................................................31
INTEREST OF NAMED COUNSEL..............................................31
FINANCIAL STATEMENTS ............................................... F- 1



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


     Under the terms of an escrow agreement, upon receipt by us, your funds will immediately be deposited in the escrow account which will be maintained by *. All your checks or money orders must be made payable to 4 Brandon - I, Inc. and *, as escrow agent.

    Other terms of the escrow agreement which have been included to comply with rule 419 will govern the treatment of the shares purchased by you and your funds tendered in payment for the shares. Under the rule 419 escrow provisions, the common stock certificates evidencing the shares are to be issued in the respective names of you and other investors and promptly deposited into the escrow account upon issuance. Your funds will remain as deposited in the escrow account.

     Rule 419 permits 10% of the proceeds to be disbursed to us from the rule 419 escrow account prior to the closing of a business combination. We are entitled to 10% of the funds of this offering, but our current management does not intend to request release of these funds from the escrow account. We will receive these funds in the event a business combination is closed under the provisions of rule 419.


No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances create any implication that there has not been any change in our affairs since the date hereof; however, any changes that may have occurred are not material to an investment decision. In the event there has been any material changes in our affairs of us, a post-effective amendment will be filed. We reserve the right to reject any order, in whole or in part, for the purchase of any of the shares offered.

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                           LIMITED STATE REGISTRATION

Our securities may be sold in New York State and the Florida only, pursuant to exemption from registration provisions available in such states. See Risk Factors for a discussion of the resale limitations that result from this limited state registration.


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

                               PROSPECTUS SUMMARY

    This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our in the common stock. You should read this entire prospectus carefully.

4 Brandon - I, Inc.

     We were organized as a vehicle to acquire or merge with a business or company. We believe that our characteristics as an enterprise with nominal liabilities and flexibility in structuring will make us an attractive combination candidate. None of our officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction. We do not intend to engage in the business of investing, reinvesting or trading in securities as our primary business or pursue any business that would render us an investment company under the Investment Company Act .

     Since our organization, our activities have been limited to the sale of initial shares for our organization and our preparation in producing a registration statement and prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering. We maintain our office at 2503 W. Gardner Ct. Tampa FL 33611. Our phone number is
(813) 831-9348.

The Offering

Securities offered.................................................  100,000
shares of common stock, $.05
par value, being offered at $0.05
per share.  (See
"Description securities".)

Common stock outstanding
prior to the offering..............................................  100 shares.

Common stock to be
outstanding after the offering...............................  100,100 shares.


Offering Conducted in Compliance with rule 419

     We are a blank check company, and consequently this offering is being conducted in compliance with the rule 419. You have certain rights and will receive the substantive protection provided by the rule. To that end:

o The securities purchased by you and other investors and the funds received in the offering will be deposited and held in the escrow account until an acquisition meeting specific criteria is completed.


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

o Before the acquisition can be completed and before the funds can be released to us and securities can be released to you, we are required to update the registration statement with a post-effective amendment.
o Within the five days after the effective date, we are required to furnish you with the prospectus containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and our business, including audited financial statements.
o According to rule 419, you must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm your investment and remain an investor or alternately, require the return of your investment, minus certain deductions.
o If you or any investor does not make any decision within this 45 day period, we will automatically return your investment funds.
o The rule further provides that if we do not complete an acquisition meeting the specified criteria within 18 months of the date of this prospectus, all of your funds in the escrow account must be returned to you. If the offering period is extended to our 6 month limit, we will have only 12 months in which to close a merger or acquisition.

High Risk Factors

     Investments in our securities are highly speculative, involve a high degree of risk, and should be purchased only by you if you can afford to lose your entire investment. See High Risk Factors for special risks concerning us and Dilution for information concerning dilution of the book value of your shares from the public offering.

Determination Of Offering Price

     The offering price of $0.05 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

o     Estimates of our business potential
o     Our limited financial resources
o     The amount of equity desired to be retained by the present shareholder
o     The amount of dilution to public investors
o     The general condition of the securities markets

Use of Proceeds

     Of the $5,000 offering proceeds deposited into the escrow account, 10% or $500 may be released to us prior to a reconfirmation offering in which you reconfirm your investment in accordance with procedures required by rule 419. However, we do not intend to request release of these funds from the escrow account. Accordingly, we will receive all of the escrowed funds in the event a business combination is closed under the provisions of rule 419. The funds will remain in the non-interest-bearing escrow account maintained by *, which * is to act as escrow agent under rule 419. No portion of the funds will be expended to acquire an acquisition candidate. The funds will be transferred to the acquisition candidate when a business combination is closed. To the extent that our common stock is used as consideration to close a business combination, the


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

balance of the funds expended will be used to finance the operation of the acquisition candidate.

We have not incurred and do not intend to incur in the future any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances under which this policy, through their own initiative, may be changed. Accordingly, no portion of the proceeds are being used to repay debt. Management has accrued $60,000 of compensation prior to the closing of a business combination. As present management will resign after a business combination, no remuneration, if any, will be paid to them after such business combination.

                   YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of Offering Proceeds and Securities

     Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by rule 419. Under rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

o First, we must execute an agreement for an acquisition meeting certain prescribed criteria.

o Second, we must file a post-effective amendment to the registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

o Third, we must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors.

After  we  submit  a  signed   representation  to  the  escrow  agent  that  the
requirements of rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

     Accordingly, we have entered into an escrow agreement with * which provides that:

o The proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, but we are not exercising our right to obtain these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of investors and can only be invested in bank deposit, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

o All securities issued for the offering and any other securities issued to such securities, including securities issued to stock split, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your


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

        name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

o Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid for the exercise or conversion are to be promptly deposited into the escrow account.

Prescribed Acquisition Criteria

     Rule 419 requires that before the funds and the securities can be released, we must first execute an agreement to acquire an acquisition candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $4,000 (80% of $5,000).

Post-Effective Amendment

     Once the agreement governing the acquisition of a business meeting the required criteria has been executed, rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and their business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

Reconfirmation Offering

The reconfirmation offer must commence after the effective date of the post-effective amendment. Under rule 419, the terms of the reconfirmation offer must include the following conditions:

o The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

o Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

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

o If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

o The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $4,000 elect to reconfirm their investment.

o If a closed acquisition has not occurred by * (18 months from the date of this prospectus), the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.


Release Of  Securities And  Funds

 The funds will be released to us and the securities will be released to you only after:

o The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

o We have executed an agreement for the acquisition of an acquisition candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

o     The post-effective amendment has been declared effective.

o                 The  mandated   reconfirmation  offer  having  the  conditions
                  prescribed by rule 419 has been completed.

oWe have satisfied all of the prescribed conditions of the reconfirmation offer.

o The closing of the acquisition of the business with the fair value of at least 80% of the maximum proceeds.

                                HIGH RISK FACTORS

    There is a high degree of risk is associated with an investment in shares in a company like ours. You should know that our business, financial condition or results of operations, and, more importantly, that of any business we acquire, could be materially and adversely affected by any of the following risks. You should carefully consider the following factors in addition to the other information in this prospectus before acquiring the shares.

      Anticipated Change in Control and Management.

Upon the successful completion of a business combination, we anticipate that we will have to issue to the acquisition candidate our authorized but unissued


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

common stock which when issued will comprise a majority of our then issued and outstanding shares of common stock. Therefore, we anticipate that upon the closing of a business combination there will be a change of control of us. In addition, existing management and directors will resign. We cannot assure you of the experience or qualification of new management either in the operation of our activities or in the operation of the business, assets or property being acquired.

      No Acquisition Candidate Identified.

As of the date of this prospectus, we have not entered into or negotiated any arrangements for a business combination with an acquisition candidate. Since we have not yet attempted to seek a business combination, and due to our lack of experience, there is only a limited basis upon which to evaluate our prospectus for achieving our intended business objectives.

      No Use of Consultants.

We will not hire or pay anything to outside consultants to help us find an acquisition candidate. We will only engage in a business combination with an acquisition candidate that finds us directly or is referred by friends or associates of management who will receive no compensation for making the referral. Because management has little experience in managing companies similar to us, the non-use of paid outside consultants may increase our difficulties in finding an acquisition candidate.

      No Access to Your Funds while Held In Escrow.

You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate which represents 80% of the maximum offering proceeds. If we are unable to locate an acquisition candidate meeting these acquisition criteria, you will have to wait 18 months from the date of this prospectus before a proportionate portion of your funds are returned, without interest.

      Failure of Sufficient Number of Investors to Reconfirm Investment.

A business combination with an acquisition candidate cannot be closed unless, for the reconfirmation offering required by rule 419, we can successfully convince you and a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm your investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. In such event, none of the securities held in escrow will be issued and the funds will be returned to you on a proportionate basis.

     Up to 80% of the shares may be purchased by our officers, directors, current shareholders and any of their affiliates or associates. Shares purchased by such insiders will be included in determining whether investors representing 80% of the maximum offering proceeds elect to reconfirm your investment. The benefit of an objective 80% reconfirmation by you may be reduced or eliminated, as it is likely that such insiders will elect to reconfirm a proposed business combination.

      No Transfer of Escrowed Securities.

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

No transfer or other disposition of the escrowed securities is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 7 of the Employee Retirement Income Security Act, or the related rules. Under Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in the rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited to sell any interest in the securities or any derivative securities whether or not physical delivery is required.

      Unspecified Industry and Acquired Business; Unascertained Risks.

To date, we have not selected any particular industry in which to concentrate our business combination efforts. In relation to our competitors, we are and will continue to be an insignificant participant in the business of seeking business combinations. A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, we will be competing with a large number of other small, blank check companies.

      Conflict of Interest - Management's Fiduciary Duties.

A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. You should note that our present shareholder can purchase up to 80% of the stock in this offering and thus may own 80% of us after the offering is completed. He would therefore have continuing control. Further, management's interest in their own financial benefit may at some point compromise their fiduciary duty to you. No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by management or any present shareholder, director or promoter.

Our director and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Michael T. Williams is engaged in business activities outside of us, and the amount of time he will devote to our business will only be about five (5) to twenty (20) hours each per month. There exists potential conflicts of interest including allocation of time between us and such other business entities.

Conflicts with other blank check companies with which members of management are currently and may become affiliated in the future will arise in the pursuit of business combinations. To aid the resolution of such conflicts, we will adopt the following procedure: All candidates will first be presented to us and any other companies that intend to file a registration statement under the Securities Act of 1933 to sell their securities prior to entering into a business combination agreement based upon the effective date of each registration statement. If there are no other companies that have filed such registration statements, then based upon the time and date on which such companies were formed.

We will not purchase the assets of any company which is beneficially owned by any of our officers, director, promoter or affiliate or associate.

We have described additional information concerning these matters in the section entitled Related Party Transactions.

        Possible Disadvantages of Blank Check Offering.

Our business will most likely involve the acquisition of or merger with a company which does not need substantial additional capital but which desires to establish a public trading market for our shares. A company which seeks our participation in attempting to consolidate our operations through a merger, reorganization, asset acquisition, or some other form of combination may desire to do so to avoid what they may deem to be adverse consequences of themselves undertaking a public offering. Factors considered may include:

o     Time delays
o     Significant expense
o     Loss of voting control
o The inability or unwillingness to comply with various federal and state laws enacted for your protection

In making an investment in us, you may be doing so under terms which may ultimately be less favorable than making an investment directly in a company with a specific business.

      Lack of Diversification.

In the event we are successful in identifying and evaluating a suitable business combination, we will in all likelihood, be required to issue our common stock in an acquisition or merger transaction. Inasmuch as our capitalization is limited and the issuance of additional common stock will result in a dilution of interest for present and prospective shareholders, we will only negotiate one acquisition or merger. Consequently, our lack of diversification may subject us to economic fluctuation within a particular industry in which an acquisition candidate conducts business.

      Regulation.

Although we will be subject to regulation under the Securities Act and the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act . The regulatory scope of the Investment Company Act was enacted principally for the purpose of regulatory vehicles for pooled investments in securities, extends generally to companies primarily in the business of investing, reinvesting, owning, holding or trading securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definition of the scope of certain provisions of the Investment Company Act. We believe that our principal activities will not subject we to regulation under the Investment Company Act. Nevertheless, we will might be deemed to be an investment company. The offering funds may be invested primarily in certificates of deposit, interest bearing savings accounts or government securities. In the event we are deemed to be an investment company, we may be subject to certain restrictions relating to our activities, including restrictions on the nature of our investments and the issuance of securities. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act .

        Taxation.

In the course of any acquisition or merger we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both us and the acquisition candidate. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences to both us and the acquisition candidate, such business combination might not meet the statutory requirements of a reorganization or the parties might not obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have a substantial adverse effect on us.

      Control by Present Management and Shareholders.

Assuming the sale of all the shares offered, and the purchase of 80% of such shares by management, the shares of common stock purchased by the public will represent 20% of our outstanding common stock after the completion of this offering. Therefore, our present stockholders will own an 80% interest in the corporation and will continue to be able to elect all of our directors, appoint our officers, and control our affairs and operations. Our articles of incorporation do not provide for cumulative voting. There are currently no non-management shareholders.

      Limitations on Share Resale.

Our securities may be sold in New York State and the Florida only, and, upon release from escrow, may be resold by you in New York and Florida only until a resale exemption is available in other states. We will require and opinion of counsel that any requested transfer is in full compliance with all federal and state securities law.

      No Underwriter.

We are selling the shares ourselves without the use of a professional securities underwriting firm. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering.

      Opting Out of Some Provisions of Florida Law.

 We have elected to opt out of the affiliated transactions provision of Florida law. This means that our transactions with management and persons or entities that control or are controlled by management do not have to be done in a manner required under that provision. The provision generally requires approval by non-affiliated parties. Nonetheless, we have adopted certain policies concerning affiliated transactions, as described in the section entitled Related Party Transactions. These policies have substantially the same effect as the statute. We have elected to opt out of the control share acquisition provision of Florida law. This means that a future issuance of shares having 20% or more of the aggregate number of votes that can be cast on any matter by our shareholders does not have to be done in a manner required under that
 provision,   which  in  general  requires   shareholder   approval  of  such  a
 transaction.

                                    DILUTION

      At December 31, 1998, we had a net tangible book value of -$247. The following table sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in our net tangible book value, except the sale of 100,000 shares at the offering price and receipt of $5,000, less offering expenses. The net tangible book value per share is determined by subtracting total liabilities from our tangible assets divided by the total number of shares of common stock outstanding.

-------------------------------------------------------------------------------

                           December 31, 1998         100,000 shares sold
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Public offering price per  n/a                       $0.05
share
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Net tangible book value      0                        n/a
per share of
common stock before the
offering(1)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Pro forma net tangible     n/a                       $0.05
book value per share
of common stock after the
offering
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Increase to net tangible   n/a                       at least $0.05
book value per share
attributable to purchase
of common stock by new
investors
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Dilution to new investors  n\a                       $0.00
-------------------------------------------------------------------------------

(1) Our net tangible book value per share is determined by dividing the number of shares of Common Stock outstanding into the our net tangible book value and is less than zero prior to this offering.



                                 USE OF PROCEEDS

      The gross proceeds of this offering will be $5,000. Under rule 419, after all of the shares are sold, 10% of the funds ($500) may be released from escrow to us. We intend not to request release of any of this amount. Accordingly, we will receive these funds in the event a business combination is closed in accordance with rule 419. None of these funds have been allocated for any specific purpose.

      Under rule 419, after the reconfirmation offering and the closing of the business combination, $5,000, plus any dividends received, but less any amount returned to you and other investors who did not reconfirm their investment under rule 419, will be released to us.



                                                    Amount     Percent

        Escrowed funds pending
        business combination (1)(2)                  $5000        100%
                                                     -----        ----
        Total                                        $5000        100%



(1) Does not include the estimated $10,000 of offering expenses. The expenses of the offering will be paid by a loan from our management.

(2)   We will not request a release of 10% of these funds under rule 419.

    We will not advertise or promote ourselves. Instead, our management will use previously established contacts to search for potential acquisition candidates.

    Upon the closing of a business combination, there will be a change in our management, which management may decide to change the policies as to the use of proceeds as stated herein. Our present management anticipates that the funds will be used by the post-merger management at their sole discretion. Other than the $60,000 in accrued salary to our president, no compensation will be paid or due or owing to any officer or director until after a business combination is closed. Such policy is based upon a written agreement between management and us. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

     Present management may loan us up to $50,000, which is not repayable. This policy is based upon a written agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

      The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation by investors. Such funds will be in an insured depository institution account in either a certificate of deposit, interest bearing savings account or in short term government securities as placed by *.



                                PROPOSED BUSINESS

History and Organization

     We were organized under the laws of the State of Florida in September, 1998. Since inception, our primary activity has been directed to organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination. We have not engaged in any preliminary efforts intended to identify possible business combination and have neither conducted negotiations concerning nor entered into a letter of intent concerning any such acquisition candidate.


Operations

     We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to us by persons or firms who or which desire to employ our funds in their business or to seek the perceived advantages of publicly-held corporation. Our principal business objective will be to seek long-term growth potential in a business combination venture rather than to seek immediate, short-term earnings. We will not restrict our search to any specific business, industry or geographical location.

     We do not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in our treasury or loaned by management. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. Our proposed business is sometimes referred to as a "blank check" company because you will entrust your investment monies to our management before they have a chance to analyze any ultimate use to which their money may be put. Although substantially all of the funds of this offering are intended to be utilized generally to close a business combination, such proceeds are not otherwise being designated for any specific purposes. Under rule 419, prospective investors who invest in us will have an opportunity to evaluate the specific merits or risks of only the business combination management decides to enter into. Cost overruns will be borne by management. This is based on an written agreement between management and us.

     We may seek a business combination in the form of firms which:

o     Have recently commenced operations
o Are developing companies in need of additional funds for expansion into new productsor markets
o     Are seeking to develop a new product or service
o Are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital

A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for our shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself, such as:

o     Time delays
o     Significant expense
o     Loss of voting control
o     Compliance with various federal and state securities laws

     We will not acquire an acquisition candidate unless the fair value of the acquisition candidate represents 80% of the maximum offering proceeds. To determine the fair market value of an acquisition candidate, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, of any candidate, focusing attention on a potential acquisition candidate's assets, liabilities, sales and net worth. If we determine that the financial statements of a proposed acquisition candidate do not clearly indicate that the fair market value test has been satisfied, we will obtain an opinion from an investment banking firm which is a member of National Association of Securities Dealers, Inc. to the satisfaction of such criteria.

      Based upon the probable desire on the part of the owners of acquisition candidates to assume voting control over us in order to avoid tax consequences or to have complete authority to manage the business, we will combine with just one acquisition candidate. This lack of diversification should be considered a substantial risk in investing in us because we will not permit us to offset potential losses from one venture against gains from another.

      Upon closing of a business combination, there will be a change in control which will result in the resignation of our present officers and directors.

     None of our officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any acquisition candidate that is selected may be a financially unstable company or an entity in our early stage of development or growth, including entities without established records of sales or earnings. Accordingly, we may become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk. Although management will endeavor to evaluate the risks inherent in a particular industry or acquisition candidate, there can be no assurance that we will properly ascertain or assess all significant risks.

     We anticipate that the selection of a business combination will be complex and extremely risky. Management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefit of a publicly traded corporation because of:

o     General economic conditions
o     Rapid technological advances being made in some industries
o     Shortages of available capital

Such perceived benefit of a publicly traded corporation may include:

o Facilitating or improving the terms on which additional equity financing may be sought o Providing liquidity for the principals of a business o Creating a means for providing incentive stock options or similar benefit to key employees
o Providing liquidity, subject to restrictions of applicable statutes, for all shareholders

Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of Business Combinations

     The analysis of business combinations will be undertaken by or under the supervision of our officers and director, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business combinations which may be brought to our attention through present associations. In analyzing prospective business combinations, management will consider only that the proposed acquisition candidate can pay all of the amounts due our present management.

      Because we will be subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, we will be required to furnish certain information about significant acquisitions, including audited financial statements for the business acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d), we intend on voluntarily filing such reports.

     Any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and you must, therefore, depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to us, it is possible that the promoters of an acquisition candidate have been unable to develop a going concern or that such business is in our development stage in that it has not generated significant revenues from its principal business activity prior to our merger or acquisition. There is a risk, even after the closing of a business combination and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. The combination may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by us and, therefore, our shareholders.

Business Combinations

     In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. The manner of the business combination will depend on:

o The nature of the acquisition  candidate
o The respective needs and desires of us and other parties o The management of the acquisition candidate opportunity
o The relative negotiating strength of us and such other management

     You should note that any merger or acquisition closed by us can be expected to have a significant dilutive close on the percentage of shares held by our then-shareholders, including purchasers in this offering. On the closing of a business combination, the acquisition candidate will have significantly more assets than us; therefore, management plans to offer a controlling interest in us to the acquisition candidate. While the actual terms of a transaction to which we may be a party cannot be predicted, we may be expected that the parties to the business transaction will find we desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called tax-free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code . In order to obtain tax-free treatment under the code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of us, including you in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management may choose to comply with these provisions. In addition, all of our directors and officers will, as part of the terms of the acquisition transaction, resign as directors and officers.

     Management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or for a proposed business combination unless such a purchase is requested by an acquisition candidate as a condition to a merger or acquisition. Our officers and director have agreed to comply with this provision which is based on a written agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

     We anticipate that any securities issued in a reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is closed, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

      If at any time prior to the completion of this offering we enter negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target.

     We will not enter into a business combination with any company which is in any way wholly or partially beneficially owned by any officer, director, promoter or affiliate or associate of us. Our officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business ventures to us. We will evaluate all possible business combinations brought to us. If at any time a business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment, thereby allowing the public investors the opportunity to fully evaluate the business combination.

     We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees.

      We do not intend to advertise or promote ourselves. Instead, our management will actively search for potential acquisition candidates. In the event management decides to advertise in the form of an ad in a legal publication to attract an acquisition candidate, the cost of such advertising will be assumed by management.

Employees

We presently have no employees. Each of our officers and director are engaged in business activities outside of us, and the amount of time they will devote to our business will only be between five (5) and twenty (20) hours per person per week. Upon completion of the public offering, it is anticipated that management will devote the time necessary each month to our affairs of until a successful business opportunity has been acquired.

Facilities

     We are presently using the office of Michael T. Williams, 2503 W. Gardner Ct., Tampa FL, at no cost as our office. Such arrangement is expected to continue after completion of this offering only until a business combination is closed, although there is currently no such agreement between us and Mr. Williams. We at present own no equipment, and do not intend to own any upon completion of this offering.

Year 2000 Issues

Because we currently have no operations, we do not anticipate incurring significant expense with regard to Year 2000 issues.

                                PLAN OF OPERATION

    We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. We have no assets. Our expenses to date, all funded by a loan from management, are $247 plus the $100 SEC filing fee paid in 1999. We also owe $60,000 in salary to our management. We expect this obligation to be paid by the acquisition candidate as part of the acquisition agreement.

    Substantially all of our expenses that must be funded by management will be from our efforts to identify a suitable acquisition candidate and close the acquisition. Management has orally agreed to fund our cash requirements until an acquisition is closed. So long as management does so, we will have sufficient funds to satisfy our cash requirements and do not expect to have to raise additional funds during the entire rule 419 escrow period of up to 18 months from the date of this prospectus. This is primarily because we anticipate incurring no significant expenditures. Before the conclusion of this offering, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, and transfer agent fees.

    We may seek additional financing. At this time we believe that the funds to be provided by management will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and as of present have no plans to do so. We will not use the offering funds as collateral or security for any loan or debt incurred. Further, the offering funds will not be used to pay back any loan or debts incurred by us. If we do require additional financing, this financing may not be available to us, or if available, may not be on terms acceptable to us.

    We expect no Year 2000 problems, as our business is not dependent upon any computer. However, the business we acquire could experience interruptions in its business and significant losses if it or its customers or vendors rely on computer information systems that are unable to accurately process dates beginning on January 1, 2000.

                           RELATED PARTY TRANSACTIONS

A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. You should note that our present shareholder can purchase up to 80% of the stock in this offering and thus may own 80% of us after the offering is completed. He would therefore have continuing control. Further, management's interest in their own financial benefit may at some point compromise their fiduciary duty to you. Any remedy available under the laws of Florida, if management's fiduciary duties are compromised, will most likely be prohibitively expensive and time consuming.

We have established the a policy that prohibits transactions with or payment of anything of value to any present officers, director, promoter or affiliate or associate or any company that is in any way or in any amount beneficially owned by any of our officers, director, promoter or affiliate or associate, except as follows:

o Williams Law Group, P.A. will provide but will not be paid anything by us for legal services.
o We owe our president, Michael T. Williams, $60,000 in salary. The acquisition candidate must agree to pay this debt in the acquisition agreement.

Our director and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Michael T. Williams is engaged in business activities outside of us, and the amount of time he will devote to our business will only be about five (5) to twenty (20) hours each per month. There exists potential conflicts of interest including allocation of time between us and such other business entities.

Conflicts with other blank check companies with which members of management are currently and may become affiliated in the future will arise in the pursuit of business combinations. These conflicts will involve only Michael T. Williams. Mr. M. T. Williams has in the past formed other what would be deemed blank check entities for himself. He intends to continue to do so in the future. None of these entities has or will engage in any public offering of its securities prior to entering into a business combination agreement. None of such entities has entered into an agreement to acquire any business or has acquired any business.

To aid the resolution of these conflicts, he and we have agreed to the following procedure:

o None of these existing blank check entities will file registration statements under the Securities Act to sell their securities prior to entering into a business combination agreement.

o All acquisition candidates will first be presented to us and any other blank check companies that file a registration statement under the Securities Act to sell their securities prior to entering into a business combination agreement in order starting with the company with the earliest effective date of a registration statement. If there are no other affiliated blank check companies that have filed these registration statements, then acquisition candidates will be presented based upon the earliest time and date on which such companies were formed.

Mr. M. T. Williams may render services to blank check companies formed by others in the future. Part of his compensation may be in securities of such companies. However, he will not own more than 5% of any of these companies and will not be able to control them in any way. Thus, such companies will not be subject to the procedures described above.

All of the foregoing are subject to a written agreement between management an us. Management is not aware of any circumstances under which the policies described in this section, or any other section, of this prospectus, through their own initiative, may be changed.


                          DESCRIPTION OF CAPITAL STOCK

      -------------------------------------------------------------------------
        Authorized Capital Stock Under Our   Shares Of Capital Stock Outstanding
            Articles Of Incorporation                   After offering
      -------------------------------------------------------------------------
      -------------------------------------------------------------------------
        50,000,000 shares of common stock       100,100 shares of common stock
                                                -assuming all shares are sold
      -------------------------------------------------------------------------
      -------------------------------------------------------------------------
       20,000,000 shares of preferred stock      No shares of preferred stock

      -------------------------------------------------------------------------


        All significant provisions of our capital stock are summarized in this prospectus. However, the following description isn't complete and is governed by applicable Florida law and our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

Common Stock

You have voting rights for your shares.

    You and all other common stockholders may cast one vote for each share held of record on all matters submitted to a vote. You have no cumulative voting rights in the election of directors This means, for example, that if there are three directors up for election, you cannot cast 3 votes for one director and none for the other two directors.

You have dividend rights for your shares.

    You and all other common stockholders are entitled to receive dividends and other distributions when declared by our board of directors out of the assets and funds available, based upon your percentage ownership of us. Florida law prohibits the payment of any dividends where, after payment of the dividend, we would be unable to pay our debts as they come due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts the law requires to be set aside. We will not pay dividends. You should not expect to receive any dividends on shares in the near future, even after a merger. This investment is inappropriate for you if you need dividend income from an investment in shares.

You have rights if we go out of business forever.

     If we go out of business forever, you and all other common stockholders will be entitled to share in the distribution of assets remaining after payment of all money we owe to others and any priority payment required to be made to our preferred stockholders. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the amount you would receive if we go out of business forever.

You have no right to acquire shares of stock based upon your percentage ownership of our shares when we sell more shares of our stock to other people.

    We do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares of common or preferred stock, result in a decrease in the percentage ownership that you hold or percentage of total votes you may cast.

Preferred Stock

Our board of directors can issue preferred stock at any time with any legally-permitted rights and preferences without your approval.

     Our board of directors, without your approval, is authorized to issue preferred stock. They can issue different classes of preferred stock, with some or all of the following rights or any other rights they think are appropriate and that are legal:

o     Voting
o     Dividend
o     Required or optional repurchase by us
o Conversion into common stock, with or without additional payment o Payments preferred stockholders will receive before common stockholders if we go out of business forever

    The issuance of preferred stock could provide us with flexibility for possible acquisitions and other corporate purposes. But it also could render meaningless your right to vote your stock on a matter that you are entitled to vote on because preferred stockholders could own shares with a majority of the votes required on any issue. Someone interested in buying our company may not follow through with their plans because they could find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding stock because we issue preferred stock.

We may issue class A preferred stock in a merger.

   This preferred stock could entitle persons owning common stock of the acquisition candidate to convert into more shares of our stock after the merger based upon the following formula:

            ----------------------------------------------------------------
             1 - the  fraction  [Average  of Bid and Ask  Price for the first 20 days the common stock trades upon any established securities market/a specific dollar value to be determined in the merger agreement]

                                      divided by

            {the fraction [Average of Bid and Ask Price for the first 20 days the common stock trades upon any established securities market/ the same dollar value]}

            The company being acquired will tell us what they want the specific dollar value to be.
            ----------------------------------------------------------------

    Here's how the formula would work. Assume the average bid/ask for the 20-day period was $2.00 and the specific dollar value was $3.00. When we plug these numbers into the formula, we get the following calculation:

            ----------------------------------------------------------------
            1 - the fraction [Average of Bid and Ask Price for the first 20 days the common stock trades upon any established securities market [This number is 2]/ a specific dollar value to be determined in the merger agreement [This number is 3]] [This number is then calculated: 1 - 2/3 = 1/3.]

                                      divided by

            {the fraction [Average of Bid and Ask Price for the first 20 days the common stock trades upon any established securities market [This number is 2]/ a specific dollar value to be determined in the merger [This number is 3]]} [This number is then calculated: 2/3]

            To finish our computation, we do the following: 1/3 divided by 2/3 = .5

            This means that, in this example, .5 additional shares of our stock for each share of common stock issued to shareholders in the company acquired in the merger would be issued upon conversion of this preferred stock. The actual number of shares issued could vary.
            ----------------------------------------------------------------

 Transfer Agent and Registrar

    We are the transfer agent and registrar for our stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

    Of the shares outstanding after the offering, the 100,000 shares sold in this offering will have been registered with the SEC and can be freely resold, except if they are acquired by our directors, executive officers or other persons or entities that they control or who control them. Our directors, executive officers, and persons or entities that they control or who control them will be able to sell shares of stock so long as they do so without violating SEC rule 144. The remaining 100 outstanding shares may only be sold under the rule.

        The rule provides that directors, executive officers, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in an amount limited to the greater of:

o     1% of our outstanding shares of common stock
o The average weekly trading volume in our common stock during the four calendar weeks preceding a sale

Sales under the rule also must be made without violating:

o Manner-of-sale provisions - in the market through a broker at current market prices o Notice requirements - forms must be filed with the SEC o Requirement of availability of public information about us - current in filing required SEC reports.

        We cannot predict the effect that sales of shares or the availability of shares for sale will have on the any market price that may exist for our common stock after completion of the offering. We do know that sales of substantial amounts of our common stock in the public market could drive down our stock price.

                                   MANAGEMENT

    The following table and subsequent discussion sets forth information about our directors and executive officers, each of whom will serve in the same capacity with us upon completion of the offering, but will resign upon the closing of the merger. Each director and executive officer was elected to his position in September, 1998.


 Name                            Age                   Title

 Michael T. Williams             50            President, Treasurer and Director
 M. Brandon Williams             18            Secretary

    Michael T. Williams responsibilities will include management of our operations as well as our administrative and financial activities. Since 1975 Mr. Williams has been in the practice of law, initially with a government agency, and since then in private practice. He was also chief executive officer of Florida Community Cancer Centers, Dunedin, FL from 1991-1995. He received a BA from the University of Kansas and a JD from the University of Pennsylvania.

    M. Brandon Williams is the son of Michael T. Williams. He is currently a senior at Tampa Preparatory School, Tampa, FL. From 1994 to date, he has been a student at Tampa Prep and at a high school in Besancon, France. He has held no full-time jobs.

    Our directors all hold office until the next annual meeting of shareholders and the election of their successors. Directors receive no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board and serve at their discretion.

 Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the fiscal year ended December 31, 1998, by our other executive officers whose salary and bonus for fiscal year 1998 exceeded $100,000.

                           Summary Compensation Table
                          Long-Term Compensation Awards

Name and Principal             Annual Compensation -
Position                                1998
                        Salary ($)      Bonus ($)  Number of Shares Underlying
                        ----------      ---------
                                                            Options (#)
Michael T. Williams,       None           None                  None
President

    We have agreed orally to pay Michael T. Williams $60,000 of salary for all services rendered and to be rendered from January 1, 1999 until the acquisition closes. This debt will be assumed and paid by the acquisition candidate.

    Except as described  above,  we will not pay any of the  following  types of
compensation   or  other   financial   benefit  to  our  management  or  current
stockholders:

o     Consulting Fees
o     Finders' Fees
o Sales of insiders' stock positions in whole or in part to the private company, the blank check company and/or principals thereof
o Any other methods of payments by which management or current shareholders receive funds, stock, other assets or anything of value whether tangible or intangible

These provisions are the subject of a written agreement between management and our current stockholders and us. Management is not aware of any circumstances under which this policy, through their own initiative, may be changed.

Management Involvement

     Only Michael T. Williams has been involved in our affairs. We have conducted no business as of yet, and aside from the search for shareholders associated with our formation, management has done no work with or for us. Mr. Michael T. Williams will be the primary person involved in locating an acquisition candidate by speaking to business associates and acquaintances, who will not be paid referral fees, and searching the New York Times, the Wall Street Journal and other business publications for acquisition candidates.

Management Control

     Management may not divest themselves of ownership and control of us prior to the closing of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy through their own initiative may be changed.

 Statement Concerning Indemnification

    Our directors are bound by the general standards for directors provisions in Florida law. These provisions allow our directors in making decisions to consider any factors as they deems relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which the we operate and the economy. Florida law limits our directors' liability.

    We have agreed to indemnify all our directors, meaning that we will pay for damages they incur for properly acting as directors. The SEC believes that this indemnification may not be given for violations of the Securities Act of 1933 that governs the distribution of our securities.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the securities Act and is therefore, unenforceable.


                              PRINCIPAL SHAREHOLDER

    The following table sets forth information about our current shareholder. The person named below has sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this prospectus and also reflect shares that may be acquired by Mr. Williams under the offering. The numbers in this table assume 100,100 shares of common stock outstanding following the offering:

                          Shares Owned                         Percentage
                      Before       After offering     Before offering   After
                      offering                                         offering
--------------------------------------------------------------------------------
 Michael T.             100             80,100                   100%      80%
 Williams
 100100%
 2503 W. Gardner
 Ct.
 Tampa FL 33611
--------------------------------------------------------------------------------
All directors and       100            80,100              100%            80%
officers as a
group -
2 persons
--------------------------------------------------------------------------------

      Mr. Williams may be deemed our promoter, as that term is defined under the Securities Act of 1933.

                           MARKET FOR OUR COMMON STOCK

     Prior to the date hereof, there has been no trading market for our common stock. Under the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until our closing of a business combination under the requirements of rule 419. There is currently one holder of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. Assuming management purchases 80% of the shares in this offering, which is their current intention, current shareholders will own 80% of the outstanding shares upon completion of the offering. As a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares. There can be no assurance that a trading market will develop upon the closing of a business combination and the subsequent release of the common stock and other escrowed shares from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.

     Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire. Such party or parties may employ consultants or advisors to obtain such market maker, but our present management has no intention of doing so at the present time.

     There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 100 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act.
                             Reports to Stockholders

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on December 31st.

                              PLAN OF DISTRIBUTION

We offer the right to subscribe for 100,000 shares at $0.05 per share. We propose to offer the shares directly on a best efforts, no minimum basis, and no compensation is to be paid to any person for the offer and sale of the shares.

Our president may distribute prospectuses related to this offering. We estimate approximately 100 to 200 prospectuses shall be distributed in such a manner. He intends to distribute prospectus to acquaintances, friends and business associates.

The offering shall be conducted by our president. Although he is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

o He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
o He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
o He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.
o        He will restrict his participation to the following activities:
o        Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;
o Responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document
o Performing ministerial and clerical work involved in effecting any transaction.

As of the date of this Prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Neither we nor anyone acting on our behalf including our shareholders, officers, directors, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our securities, nor do we have any plans to engage in such discussions. We do not intend to use consultants to obtain market makers. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise you to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Our investors shall make their own decisions regarding whether to hold or sell their shares. We shall not exercise any influence over your decisions.

Arbitrary Determination of Offering Price.

The initial offering price of $0.05 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were:

o     The lack of operating history
o     The proceeds to be raised by the offering
o The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders

o     The current market conditions in the over-the-counter market

Possible Lack of Market for Your Shares

Under rule 419, all securities purchased in an offering by a blank check company, as well as securities issued for an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the rule 419 escrow account. These securities will not be released from escrow until the closing of a merger or acquisition as provided for in rule 419. There is no present market for our common stock of us and there may not be any active and liquid public trading market developing following the release of securities from the rule 419 account. Thus, shareholders may find we difficult to sell their shares. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock. Our present management has no intention of seeking a market maker for our common stock at any time prior to the reconfirmation offer to be conducted prior to the closing of a business combination. Our officers after the closing of a business combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management in control of the entity after a business combination is reconfirmed by the stockholders.

Method of Subscribing

Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $0.05 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order.

Our officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the shares offered in this offering. The aggregate number of shares which may be purchased by them shall not exceed 80% of the number of shares sold in this offering. Shares purchased by our officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.

Expiration Date

     This offering will expire 90 days from the date of this prospectus, or 180 days from the date of this prospectus if extended by us.

                      WHERE CAN YOU FIND MORE INFORMATION?

          We have not previously been required to comply with the reporting requirements of the Securities Exchange Act of 1934. We have filed with the SEC a registration statement on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp

Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

    You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.


                                LEGAL PROCEEDINGS

    We not a party to or aware of any pending or threatened lawsuits or other legal actions.

                                  LEGAL MATTERS

    The validity of the shares offered under this prospectus is being passed upon for us by Williams Law Group, P.A., Tampa FL.

                            INTEREST OF NAMED COUNSEL

    Mr. M. T. Williams is the principal and sole stockholder of Williams Law Group, P.A. Mr. Williams is currently our president, director and sole shareholder.

                              FINANCIAL STATEMENTS

    The following are our financial statements, with independent auditor's report, for the period ending December 31, 1998.

                           4 BRANDON - I, INC.
                     (A Development Stage Enterprise)

                            TABLE OF CONTENTS

--------------------------------------------------------------------------




Independent Auditors' Report                                     F-2

Financial Statements as of and for the period
September 24, 1998
    (date of incorporation) to December 31, 1998:

    Balance Sheet                                                F-3

    Statement of Operations                                      F-4

    Statement of Stockholder's Equity                            F-5

    Statement of Cash Flows                                      F-6

    Notes to Financial Statements                                F-7

[Letterhead of BEARD NERTNEY KINGERY CROUSE & HOHL P.A.]




INDEPENDENT AUDITORS' REPORT


To the Board of Directors of 4 BRANDON - I, Inc.:

We have audited the balance sheet of 4 BRANDON - I, Inc. (the "Company"), a development stage enterprise, as of December 31, 1998, and the related statements of operations, stockholder's equity and cash flows for the period September 24, 1998 (date of incorporation) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the period September 24, 1998, (date of incorporation) to December 31, 1998 in conformity with generally accepted accounting principles.

                    BEARD NERTNEY KINGERY CROUSE & HOHL P.A.

January 20, 1999

                         4 BRANDON - I, Inc.
                  (A Development Stage Enterprise)

                BALANCE SHEET AS OF DECEMBER 31, 1998

            ----------------------------------------------

            ASSETS                                 $    0
            ------
                                                   =======


            LIABILITIES AND STOCKHOLDER'S EQUITY

            STOCKHOLDER'S EQUITY:
                Common stock - $.01 par value:
                  50,000,000 shares
                  authorized; 100 shares issued
                  and outstanding                   $   1
                Preferred Stock - $.01 par value;
                  20,000,000 shares
                  authorized; 0 shares                  0
                  issued and outstanding
                Additional paid-in                    246
                  capital
                Deficit accumulated during the       (247)
                  development stage
                                                   -------

                    TOTAL                           $   0
                                                   =======





















----------------------------------------------------------

            SEE NOTES TO FINANCIAL STATEMENTS.

                         4 BRANDON - I, Inc.
                  (A Development Stage Enterprise)

                       STATEMENT OF OPERATIONS
             for the period September 24, 1998 (date of
                           incorporation)
                        to December 31, 1998

            ----------------------------------------------

            EXPENSES
              Organization costs                   $  247
                                                   -------

            NET LOSS                                $ 247
                                                   =======

            NET LOSS PER SHARE:
            Basic                                  $ 2.47
                                                   =======

            Weighted average number
            of shares                                 100
                                                   =======
























            ----------------------------------------------

            SEE NOTES TO FINANCIAL STATEMENTS.

                           4 BRANDON - I, Inc.
                     (A Development Stage Enterprise)

                    STATEMENT OF STOCKHOLDER'S EQUITY
        for the period September 24, 1998 (date of incorporation)
                           to December 31, 1998

---------------------------------------------------------------------------


                                                            Deficit
                                                            Accumulated
                                                 Additional During
                                                            the
                        Common       Preferred    Paid-     Development
                     Shares   Value Shares Value   in       Stage    Total
                                                  Capital
                     -------  ----- -----  -----  --------  ------   ------

Balances, September       0 $    0     0  $   0   $    0  $     0    $   0
24, 1998 (date of
incorporation)

Proceeds from the
issuance
  of common stock       100      1                   246               247

Net loss for the
period,
  September 24, 1998
  (date of incorporation)
  to December 31, 1998                                      (247)    (247)
                     ------  ------ -----  -----  ------- --------  -------

Balances December       100  $   1     0  $   0   $  246  $ (247)   $    0
31, 1998
                     ======  ====== ===== ======  ======= ========  =======














---------------------------------------------------------------------------


     SEE NOTES TO FINANCIAL STATEMENTS
                                       F-5

                         4 BRANDON - I, Inc.
                  (A Development Stage Enterprise)

                       STATEMENT OF CASH FLOWS
             for the period September 24, 1998 (date of
                           incorporation)
                        to December 31, 1998


----------------------------------------------------------


            CASH FLOWS FROM OPERATING ACTIVITIES
              Net loss                             $ (247)
                                                   -------

            CASH FLOWS FROM FINANCING ACTIVITIES
              Proceeds from the issuance
              of common stock                         247
                                                   -------

            NET INCREASE IN CASH AND CASH               0
            EQUIVALENTS

            CASH AND CASH EQUIVALENTS, BEGINNING        0
            OF PERIOD                              -------

            CASH AND CASH EQUIVALENTS, END OF       $   0
            PERIOD                                 =======




            SUPPLEMENTAL DISCLOSURES
              Interest paid                        $    0
                                                   =======






----------------------------------------------------------

            SEE NOTES TO FINANCIAL STATEMENTS.

                           4 BRANDON - I, INC.
                     (A Development Stage Enterprise)

                      NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------


NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

4-BRANDON - I, Inc. (the "Company") was incorporated under the laws of the state of Florida on September 24, 1998. The Company is considered to be in the development stage, as defined in Financial Accounting Standards Board Statement No. 7. The Company intends to effect a merger or other similar business combinations or to establish new businesses. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.

NOTE B - INCOME TAXES

The Company, with the consent of its stockholder, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for income taxes has been included in these financial statements.

In conjunction with the proposed common stock offering (Note C) the Company will terminate its S election. If the Company was as a "C" corporation for income tax purposes, the Company would be required to pay an entity-level income tax.

The following presents the proforma net loss as if the Company was a "C" corporation. The presentation used is in accordance with Financial Accounting Standard Statement No. 109, "Accounting for Income Taxes".

      Net loss before income taxes                  $    (79)

      Income tax expense (benefit)                        (0)

      Net Loss                                      $    (79)
                                                    =========

No benefit for income taxes has been recorded because the Company would establish a valuation allowance to fully reserve the related asset.

NOTE C - PROPOSED COMMON STOCK OFFERING

The Company intends to file a registration statement for the sale of up to 100,000 shares of the Company's common stock at $0.05 per share. The existing shareholders do not intend to offer any shares for sale, however they may purchase up 80% of the shares being registered. The offering is on a best efforts, no minimum basis. As such, there will be no escrow of any of the proceeds of the offering and the Company will have the immediate use of such funds to finance its operations.

NOTE D - COMMITMENTS

 On January 1, 1999, the Company agreed orally to pay Michael T. Williams $60,000 for all services rendered from January 1, 1999 until the closing of an acquisition. This debt will be assumed and paid by the acquisition candidate

--------------------------------------------------------------------------

 Part 11 - INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 22. Indemnification of directors and Officers.

 The information required by this Item is incorporated by reference to "Indemnification" in the Prospectus herein.

 Item 23. Other Expenses of Issuance and Distribution.
 SEC Registration Fee            $100
 Blue Sky Fees and Expenses      1000
 Legal Fees and Expenses                0
 Printing and Engraving Expenses 6,500
 Accountants' Fees and Expenses  1,000
 Miscellaneous                   1,400
                                 -----
   Total                         $10,000

 The foregoing expenses, except for the SEC fees, are estimated.

 Item 24. Recent Sales of Unregistered Securities.

   The following sets forth information relating to all previous sales of Common Stock by the Registrant which sales were not registered under the Securities Act of 1933.

 None

 Item 25. Exhibits.

 The following exhibits are filed with this Registration Statement:

 Number         Exhibit Name
1  *Escrow Agreement in Accordance with rule 419 under the Securities Act of
      1933, as amended
 3.1*Articles of Incorporation
 3.2*By-Laws
 5       Opinion Regarding Legality
10.1  **Subscription Agreement
 10.2  Agreement between Management and the Company
 24.1 Consent of Counsel
 24.2 Consent of Expert

*Previously filed
**To be filed by amendment

 All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.

 Item 26. Undertakings.

 The undersigned registrant hereby undertakes:

 (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

 (i) To include any prospectus required by section I 0(a)(3) of the Securities Act of 193 3; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

   Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted under authority conferred to that section.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant under its Certificate of Incorporation or provisions of Florida law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

 Under the requirements of the Securities Act of 1933,the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment 2 to Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized by power of attorney, in the City of Tampa, State of Florida, March 18, 1999.

 4 Brandon - I, Inc.


 /s/ Michael T. Williams
  President, Treasurer, and director

 /s/  M. Brandon Williams
 Secretary

                As filed with the SEC on March 24, 1999 SEC Registration No.
                                         333-71659











                       SECURITIES AND EXCHANGE COMMISSION
As filed with the SEC on March 24, 1999        SEC Registration No. 333-71659



                    SECURITIES AND EXCHANGE COMMISSION



                          WASHINGTON, D.C. 20549




                                 EXHIBITS

                                    TO

                             AMENDMENT NO. 2
                          REGISTRATION STATEMENT

                               ON FORM SB-2

                                  UNDER

                        THE SECURITIES ACT OF 1933





                           4 BRANDON - I, INC.



(Consecutively numbered pages 36  through  48  of this Registration Statement)

                            INDEX TO EXHIBITS

-------------------------------------------------------------------------

 EXHIBIT NO.     SEC REFERENCE  TITLE OF DOCUMENT          LOCATION
                     NUMBER
-------------------------------------------------------------------------

      1                1        Escrow Agreement           Page 37

-------------------------------------------------------------------------

      2               3.1       Articles of Incorporation  Previously
                                                           filed

-------------------------------------------------------------------------

      3               3.2       Bylaws                     Previously
                                                           filed

-------------------------------------------------------------------------

      4                5        Consent of Williams Law    Page 42
                                Group P.A.
-------------------------------------------------------------------------
                                 Subscription Agreement
      5              10.1                                  To be filed
                                                           by amendment

-------------------------------------------------------------------------
                                Agreement between
      6              10.2        Management and the        Page 44
                                 Company

-------------------------------------------------------------------------

      7              23.1       Consent of Beard,          Page 47
                                Nertney, Kingery, Crouse
                                  & Hohl, P.A.
------------------------------------------------------------------------

      8              23.2       Consent of Williams Law    (See Exhibit
                                Group P.A. (See Exhibit 4) 4)
-------------------------------------------------------------------------